UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2009

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51516 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

Shennan Road, Hualian Center, Room 301 - 309 Shenzhen, People’s Republic of China (Address of principal executive offices) (zip code)

86 755 836 68489 (Registrant’s telephone number, including area code)

Not Applicable .
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 20, 2009, the Company entered into a waiver agreement with its investors under that certain Securities Purchase Agreement dated August 28, 2008. In accordance with the terms of the Securities Purchase Agreement, the Company had agreed to provide certain registration rights to the said investors under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute and applicable state securities laws and pursuant thereto had entered into a Registration Rights Agreement on August 28, 2008.

In consultation with the investors, the Company did not file and has not, to date, filed the registration statement to register the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to Section 2 of the Registration Rights Agreement.

Under the waiver agreement, the Company had requested and the investors had agreed to waive their rights to any damages and liabilities arising out of the non-registration of the Registrable Securities as of the date of the waiver agreement. The waiver is not and shall not be construed as an amendment, waiver or modification of the Registration Rights Agreement except as expressly provided therein.  A copy of the waiver agreement is attached hereto and marked “Exhibit 10.1”.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Waiver Agreement dated July 20, 2009 between Company and its investors under that certain Securities Purchase Agreement dated August 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2009	UNIVERSAL TRAVEL GROUP

	By:	/s/ Jiangping Jiang
Jiangping Jiang
Chairwoman and Chief Executive Officer